                                                                  EXHIBIT 28
                        COMPUTER SCIENCES CORPORATION

                          REVENUES BY MARKET SECTOR
                               ($ in millions)

                              Fiscal Period Ended              % of Total
                          __________________________       __________________
                            June 28,       June 30,        June 28,  June 30,
                              1996           1995            1996      1995
                          ___________    ___________       ________  ________
FIRST QUARTER
- -------------
  U.S. Commercial              407.0        345.5             35        36
  International Commercial     312.4        238.6             27        24
                          ___________    ___________       ________  ________
Global Commercial              719.4        584.1             62        60
                          ___________    ___________       ________  ________

  Dept. of Defense          $  297.0       $224.6             25%       24%
  NASA                          75.6         79.0              7         8
  Civil agencies                73.1         79.1              6         8
                          ___________    ___________       ________  ________
U.S. Federal Government        445.7        382.7             38        40
                          ___________    ___________       ________  ________

Total revenues              $1,165.1       $966.8            100%      100%
                          ===========    ===========       ========  ========















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